UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2010

Lazard Group LLC
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-126751	51-0278097
(Commission File Number)	(IRS Employer Identification No.)

30 Rockefeller Plaza, New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

212-632-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Letter Agreement with the Wasserstein Family Trusts

Lazard Ltd, Lazard Group LLC (the “Company” and, together with Lazard Ltd, “Lazard”) and the Trustees of the Cranberry Dune 1998 Long-term Trust (the “Trust”) entered into a letter agreement, dated as of March 16, 2010 (the “Letter Agreement”), pursuant to which the Trustees of the Trust agreed (1) immediately upon the completion of the sale of 7,869,311 shares of Class A Common Stock, par value $0.01 per share, of Lazard Ltd in an underwritten offering, in which the Trust and certain other selling shareholders participated, to terminate Lazard’s obligation to nominate one person designated by the Trust to the Board of Directors of Lazard Ltd (pursuant to the terms of the letter agreement, dated as of May 20, 2005, by and among the Trustees of the Trust and the Company) and (2) that Ellis Jones would not stand for reelection at Lazard Ltd’s 2010 Annual General Meeting of Shareholders.

The preceding is a summary of the terms of the Letter Agreement, and is qualified in its entirety by reference to the Letter Agreement attached as Exhibit 10.1 as though it was fully set forth herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Departure of Ellis Jones as Director

Mr. Ellis Jones will cease serving as a member of the Board of Directors of Lazard on or before Lazard Ltd’s 2010 Annual General Meeting of the Shareholders.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.   The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Letter Agreement, dated as of March 16, 2010, among Lazard Ltd, Lazard Group LLC and the Cranberry Dune 1998 Long-term Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD GROUP LLC (Registrant)

By:	/s/ Scott D. Hoffman
Name: Scott D. Hoffman
Title: Managing Director and General Counsel

Dated:  March 22, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Letter Agreement, dated as of March 16, 2010, among Lazard Ltd, Lazard Group LLC and the Cranberry Dune 1998 Long-term Trust